UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Lowe’s Companies, Inc.

Notice of
Annual Meeting
and
Proxy Statement

2005

Corporate Offices	1000 Lowe’s Boulevard Mooresville, North Carolina 28117

LOWE’S COMPANIES, INC.
April 15, 2005
TO LOWE’S SHAREHOLDERS:
      It is my pleasure to invite you to our 2005 Annual Meeting to be held at The Park Hotel located at 2200 Rexford Road, Charlotte, North Carolina, on Friday, May 27, 2005 at 10:00 a.m. Directions to The Park Hotel are printed on the back of the Proxy Statement.
      We intend to broadcast the meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay will also be available beginning approximately three hours after the conclusion of the meeting and running until June 3, 2005.
      The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed with this letter. The Proxy Statement tells you about the agenda and the procedures for the meeting. There are three items of business on this year’s agenda, as described in detail in the Proxy Statement. Your vote by proxy or in person at the meeting is important.
Yours cordially,
Robert A. Niblock
Chairman of the Board,
President and Chief Executive Officer

Notice of
Annual Meeting of Shareholders
of Lowe’s Companies, Inc.

Date:	May 27, 2005

Time:	10:00 a.m.

Place:	The Park Hotel 2200 Rexford Road Charlotte, North Carolina

Purpose:	• To elect three Class I directors to a term of three years.
• To approve an amendment to the Lowe’s Companies, Inc. Directors’ Stock Option Plan.
• To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the 2005 Fiscal Year.
• To transact such other business as may be properly brought before the Annual Meeting of Shareholders.
      Only shareholders of record at the close of business on April 1, 2005 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.
      The Company’s Proxy Statement is attached hereto. Financial and other information is contained in the Company’s Annual Report to Shareholders for the fiscal year ended January 28, 2005, which accompanies this Notice of Annual Meeting of Shareholders.

By Order of the Board of Directors,

Ross W. McCanless
Senior Vice President,
General Counsel & Secretary
Mooresville, North Carolina
April 15, 2005
YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES YOU MAY: VOTE AT THE INTERNET SITE ADDRESS LISTED ON YOUR PROXY CARD; CALL THE TOLL-FREE NUMBER SET FORTH ON YOUR PROXY CARD; OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING.

Lowe’s Companies, Inc.

Proxy Statement
for
Annual Meeting of Shareholders
May 27, 2005

GENERAL INFORMATION
      This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of Lowe’s Companies, Inc. (“Company” or “Lowe’s”) of proxies to be voted at the Annual Meeting of Shareholders to be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina on Friday, May 27, 2005 at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 15, 2005.
Outstanding Shares
      On April 1, 2005, there were 774,421,813 shares of Company common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.
Who May Vote
      Only shareholders of record at the close of business on April 1, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.
How To Vote
      You may vote by proxy or in person at the meeting. To vote by proxy, you may: vote at the Internet site address listed on your proxy card; call the toll-free number set forth on your proxy card; or mail your signed and dated proxy card to our tabulator in the envelope provided. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.
How Proxies Work
      The Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe’s management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” approval of the amendment to the Lowe’s Companies, Inc. Directors’ Stock Option Plan, and “FOR” ratification of appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent accountants. The proxyholders also will vote shares according to their discretion on any other matter properly brought before the meeting.
      You may receive more than one proxy card depending on how you hold your shares. Generally, in order to vote all of your shares, you need to vote on the Internet, call the toll-free number set forth on your proxy card, or sign, date and return all of your proxy cards. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from that person. Shares registered in your name are covered by a separate proxy card.
      If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.
      Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. The vote required to approve each of the matters to be considered at the meeting is disclosed under the caption for such matters. Votes that are withheld are not included in determining the number of votes cast in the election of directors or on other matters.

      Under New York Stock Exchange (“NYSE”) rules, the proposals to elect directors and ratify the appointment of the independent accountants are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. In contrast, the proposal to amend the Lowe’s Companies, Inc. Directors’ Stock Option Plan is considered a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this matter may not vote on this proposal. These “broker non-votes” will not be considered in determining the number of votes necessary for approval, and, therefore, will have no effect on the outcome of the vote for these proposals.
Quorum
      In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.
Revoking Your Proxy
      The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.
Votes Needed
      Director nominees receiving the largest number of votes cast are elected. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast.
Attending In Person
      Only shareholders, their designated proxies and guests of the Company may attend the meeting.
PROPOSAL ONE
ELECTION OF DIRECTORS
      The number of directors is currently fixed at 12 and there are no vacancies. On January 28, 2005, Robert L. Tillman retired from his position as Chairman and Chief Executive Officer of the Company. On the same date, the Board elected Robert L. Johnson to fill the Board vacancy created by Mr. Tillman’s retirement. Mr. Johnson was also appointed to serve on the Audit Committee and the Governance Committee of the Board. Claudine B. Malone, who has served as a director since 1995 and is currently a member of both the Audit Committee and the Governance Committee of the Board, has informed the Company that she plans to retire when her current term as a director expires at this year’s Annual Meeting of Shareholders. The Board has amended the Company’s Amended and Restated Bylaws (“Bylaws”) so that, effective May 27, 2005 (the date of the Annual Meeting of Shareholders), the number of directors will be reduced from 12 to 11.
      The Articles of Incorporation of the Company divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The three nominees standing for election as Class I directors at the 2005 Annual Meeting of Shareholders are: Robert A. Ingram; Richard K. Lochridge; and Robert L. Johnson. If elected, each Class I nominee will serve until his term expires in 2008 or until a successor is duly elected and qualified.
      All of the nominees are currently serving as directors. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the three nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING THE NOMINEES
Nominees For Election As Class I Directors — Term to Expire in 2008

Robert A. Ingram	Director Since: 2001
Age: 62
Member of Compensation and Organization Committee and Governance Committee. Vice Chairman Pharmaceuticals, GlaxoSmithKline, a pharmaceutical research and development company, since January 2003. Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline, January 2001-2002. Chief Executive Officer of Glaxo Wellcome plc, 1997-2000. Chairman of Glaxo Wellcome Inc. (Glaxo Wellcome plc’s United States subsidiary), 1999-2000. Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc., 1997-1999. He also serves on the board of directors of Allergan, Inc.; Edwards Lifesciences Corporation; Misys plc; Nortel Networks Corporation; OSI Pharmaceuticals, Inc.; Valeant Pharmaceuticals International; and Wachovia Corporation. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center & Research Institute.

Robert L. Johnson	Director Since: 2005
Age: 59
Member of Audit Committee and Governance Committee. Founder and Chairman of BET Holdings, Inc., a subsidiary of Viacom Inc., a media-entertainment holding company, since 1980. Mr. Johnson is also the majority owner of the NBA Charlotte Bobcats. He also serves on the board of directors of Hilton Hotels Corporation; U.S. Airways Group, Inc.; and Strayer Education, Inc.

Richard K. Lochridge	Director Since: 1998
Age: 61
Chairman of Audit Committee, member of Executive Committee and Governance Committee. President, Lochridge & Company, Inc., a general management consulting firm, since 1986. He also serves on the board of directors of Dover Corporation; John H. Harland Company; and PetsMart, Inc.

INFORMATION CONCERNING CONTINUING DIRECTORS
Class II Directors — Term to Expire in 2006

Peter C. Browning	Director Since: 1998
Age: 63
Chairman of Governance Committee, member of Compensation and Organization Committee and Executive Committee. Dean of the McColl Graduate School of Business at Queens University of Charlotte, since March 2002. Non-Executive Chairman, Nucor Corporation, a steel manufacturer, since September 2000. President and CEO of Sonoco Products Company, a manufacturer of industrial and consumer packaging products, 1998-2000. He also serves on the board of directors of Acuity Brands Inc.; EnPro Industries, Inc.; Nucor Corporation; The Phoenix Companies, Inc.; and Wachovia Corporation.

Marshall O. Larsen	Director Since: 2004
Age: 56
Member of Compensation and Organization Committee and Governance Committee. Chairman of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, since October 2003, and President and Chief Executive Officer since February 2002 and April 2003, respectively. Chief Operating Officer of Goodrich Corporation from February 2002 to April 2003. Executive Vice President of Goodrich Corporation and President and Chief Operating Officer of Goodrich Aerospace Corporation, a subsidiary of Goodrich Corporation, 1995-2002. He also serves on the board of directors of Goodrich Corporation.

Stephen F. Page	Director Since: 2003
Age: 65
Member of Audit Committee and Governance Committee. Served as Vice Chairman and Chief Financial Officer of United Technologies Corporation, manufacturer of high-technology products and services to the building systems and aerospace industries, from 2002 until his retirement in 2004. President and Chief Executive Officer of Otis Elevator Company, a subsidiary of United Technologies Corporation, from 1997 to 2002. He also serves on the board of directors of Liberty Mutual Holding Company, Inc. and PACCAR Inc.

O. Temple Sloan, Jr.	Director Since: 2004
Age: 66
Member of Audit Committee and Governance Committee. Chairman and Chief Executive Officer of The International Group, Inc., Raleigh, North Carolina, a distributor of automotive replacement parts. He also serves on the board of directors of Bank of America Corporation and Highwoods Properties, Inc.

Class III Directors — Term to Expire in 2007

Leonard L. Berry	Director Since: 1998
Age: 62
Member of Compensation and Organization Committee and Governance Committee. Distinguished Professor of Marketing, M.B. Zale Chair in Retailing and Marketing Leadership, and Professor of Humanities in Medicine, Texas A&M University, since 1982. He also serves on the board of directors of Darden Restaurants, Inc. and Genesco Inc.

Paul Fulton	Director Since: 1996
Age: 70
Chairman of Compensation and Organization Committee, member of Executive Committee and Governance Committee. Chairman of the Board of Bassett Furniture Industries, Inc., a furniture manufacturer, since 2000 and director since 1994, Chief Executive Officer of Bassett Furniture from 1997 until 2000. Dean, Kenan-Flagler Business School, University of North Carolina, Chapel Hill, NC, 1994-1997. He also serves on the board of directors of Bank of America Corporation; Bassett Furniture Industries, Inc.; Carter’s, Inc.; and Sonoco Products Company.

Dawn E. Hudson	Director Since: 2001
Age. 47
Member of Compensation and Organization Committee and Governance Committee. President and Chief Executive Officer of Pepsi-Cola North America, a beverage maker and franchise company, since June 2002 and March 2005, respectively. Senior Vice President, Strategy and Marketing for Pepsi-Cola North America, 1997-2002.

Robert A. Niblock	Director Since: 2004
Age: 42
Chairman of Executive Committee. Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. since January 2005 and President since March 2003. Executive Vice President and Chief Financial Officer, 2001-2003. Senior Vice President and Chief Financial Officer, 2000-2001. Senior Vice President — Finance, 1999-2000. Vice President and Treasurer, 1997-1999.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors periodically reviews and assesses the Corporate Governance Guidelines. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website (www.Lowes.com). The information on our website is not a part of this Proxy Statement. You may also obtain a written copy of each of the Corporate Governance Guidelines and Code of Business Conduct and Ethics by contacting Ross W. McCanless, Senior Vice President, General Counsel and Secretary, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.
Director Independence
      The Corporate Governance Guidelines provide that in accordance with Lowe’s long-standing policy, a substantial majority of the members of the Board of Directors must qualify as independent directors. As permitted by NYSE rules, the Board, following a recommendation from the Governance Committee, adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of the Categorical Standards is attached as Appendix A to this proxy statement.
      The Governance Committee and the Board have evaluated the relationships between each director (and his or her immediate family members and related interests) and the Company. As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director, other than Robert A. Niblock, and all of the members of the Audit Committee, Compensation and Organization Committee, and Governance Committee, are “independent” within the Categorical Standards and the NYSE rules.
Compensation of Directors
      Directors who are not employed by the Company are paid an annual retainer of $75,000, and non-employee directors who serve as a committee chairman receive an additional $15,000 annually for serving in such position. Directors who are employed by the Company receive no additional compensation for serving as directors.
      In 1999, shareholders approved the Lowe’s Companies, Inc. Directors’ Stock Option Plan. This plan provides for each non-employee director to be awarded an option to purchase 4,000 shares of Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (“Award Date”). The Company reserved 500,000 shares of Common Stock for options to be granted under this plan, of which 89,341 option shares are currently exercisable. Each option becomes exercisable with respect to 1,333 of the shares of Common Stock on May 15 of each of the first and second calendar years following the Award Date and 1,334 shares on May 15 of the third calendar year following the Award Date. Each option has a seven-year term. The exercise price of options granted under the Directors’ Stock Option Plan is equal to the closing price of a share of Common Stock as reported on the NYSE on the Award Date. Options for 4,000 shares were granted on May 28, 2004 to each of the following directors: Robert A. Ingram; Richard K. Lochridge;

Claudine B. Malone; Peter C. Browning; O. Temple Sloan, Jr.; Leonard L. Berry; Stephen F. Page; Paul Fulton; Marshall O. Larsen; and Dawn E. Hudson. Mr. Niblock is not eligible to participate in this plan.
      The following table summarizes the compensation paid to non-employee directors during Fiscal Year 2004:

			Securities
	Annual	Chairman	Underlying
	Retainer	Fees	Options
Name	($)	($)	(#)(1)

Leonard L. Berry	75,000		4,000
Peter C. Browning	75,000	15,000	4,000
Paul Fulton	75,000	15,000	4,000
Dawn E. Hudson	75,000		4,000
Robert A. Ingram	75,000		4,000
Marshall O. Larsen	75,000		4,000
Richard K. Lochridge	75,000	15,000	4,000
Claudine B. Malone	75,000		4,000
Stephen F. Page	75,000		4,000
O. Temple Sloan, Jr.	75,000		4,000

(1)	Stock options were granted on May 28, 2004 with an exercise price of $53.57 per share on the grant date.
      The Board has approved, subject to shareholder approval, an amendment and restatement of the Directors’ Stock Option Plan. See Proposal Two on pages 22 through 25 of this Proxy Statement. If the amended and restated plan is approved by the shareholders, the Board may elect to grant deferred stock units on the Award Date to non-employee directors in lieu of options to purchase Common Stock. Each unit would represent the right to receive one share of Common Stock. The number of units to be awarded on an Award Date would be equal to $85,000 divided by the fair market value of a share of Common Stock on the Award Date rounded up to the next 100 units. The deferred stock units would receive dividend equivalent credits, in the form of additional units, for any cash dividends paid with respect to Common Stock. All units credited to a director would be fully vested and would be paid in the form of Common Stock after the termination of the director’s service.
      In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account based on the Wachovia Bank, N.A. prime rate plus 1%, adjusted each quarter. The other investment measure assumes that the deferrals are invested in Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.
Board Meetings and Committees of the Board
      Attendance at Board and Committee Meetings. During Fiscal Year 2004, the Board of Directors held five meetings. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served, with the exception of Mr. Larsen, who attended 70% of the meetings of the Board and the committees on which he served. This was the result of a change in the scheduled dates for the meetings of the Board of Directors and its committees that conflicted with a business commitment of Mr. Larsen, which he had informed the Governance Committee of prior to his election to the Board of Directors.
      Executive Sessions of the Non-management Directors. The non-management directors, all of whom are independent, meet in regularly scheduled executive sessions. Mr. Browning, Chairman of the Governance Committee, presides over these executive sessions and in his absence, the non-management directors may select another non-management director present to preside.

      Attendance at Annual Meetings of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting of Shareholders, except Mr. Johnson, who was not a director at that time.
      Committees of the Board of Directors and their Charters. The Board has four standing committees: the Audit Committee; the Compensation and Organization Committee; the Executive Committee; and the Governance Committee. Each of these committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with specific provisions of the Bylaws. A copy of each written committee charter is available on our website. You may also obtain a copy of each written committee charter by contacting Ross W. McCanless, Senior Vice President, General Counsel and Secretary, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.
      How to Communicate with the Board of Directors and Independent Directors. Shareholders wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Shareholders wishing to communicate with the independent directors as a group, may do so by sending a written communication addressed to Peter C. Browning, as Chairman of the Governance Committee, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders that are addressed simply to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.
Audit Committee

Number of Members:	Five

Members:	Richard K. Lochridge (Chairman), Robert L. Johnson, Claudine B. Malone, Stephen F. Page and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2004:	Eight

Purpose and Functions:	The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the financial statements, (B) compliance by the Company with its established internal controls and applicable legal and regulatory requirements, (C) the performance of the Company’s internal audit function and independent accountants, and (D) the independent accountants’ qualifications and independence. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws, as well as any other engagements permissible under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for services to be performed for the Company by its independent accountants, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and approving the appointment, annual performance, replacement, reassignment or discharge of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent accountants for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the work of the Internal Audit Department; reviews financial statements and the accounting principles being applied thereto; and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has

established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate”, as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (“SEC”), and has designated Richard K. Lochridge, the Chairman of the Audit Committee, as the audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(l)(ii) of the Exchange Act, the Categorical Standards and the current listing standards of the NYSE. No changes have been made to the Audit Committee Charter previously approved by the Board of Directors, a copy of which is available on our website. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation and Organization Committee

Number of Members:	Six

Members:	Paul Fulton (Chairman), Leonard L. Berry, Peter C. Browning, Dawn E. Hudson, Robert A. Ingram and Marshall O. Larsen

Number of Meetings In Fiscal Year 2004:	Six

Purpose and Functions:	The primary purpose of the Compensation and Organization Committee is to discharge the responsibilities of the Board of Directors relating to compensation, organization and succession planning for the Company’s executives. The Compensation and Organization Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, sets the Chief Executive Officer’s annual compensation. The Compensation and Organization Committee also reviews and recommends the compensation of all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. In addition, the Compensation and Organization Committee is responsible for preparing the Report of the Compensation and Organization Committee included in this Proxy Statement. The Compensation and Organization Committee is also charged with assuring that a succession plan is maintained for the Chief Executive Officer. The Compensation and Organization Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation and Organization Committee is “independent” within the meaning of the Categorical Standards and the current listing standards of the NYSE.
Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), Peter C. Browning, Paul Fulton and Richard K. Lochridge

Number of Meetings In Fiscal Year 2004:	None

Purpose and Functions:	The Executive Committee functions in the intervals between meetings of the Board to approve matters which require formal action by or on behalf of the Board on an interim basis. The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Bylaws.
Governance Committee

Number of Members:	Eleven

Members:	Peter C. Browning (Chairman), Leonard L. Berry, Paul Fulton, Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, Richard K. Lochridge, Marshall O. Larsen, Claudine B. Malone, Stephen F. Page and O. Temple Sloan, Jr.

Number of Meetings In Fiscal Year 2004:	Six

Purpose and Functions:	The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board, its committees and management of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of candidates for the Board and its committees, (2) screening and reviewing candidates for election to the Board, (3) recommending to the Board the nominees for directors to be appointed to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in an annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. Effective January 28, 2005, the Board of Directors amended the Bylaws to increase the number of days any such recommendation should be submitted in writing to the Secretary of the Company to not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s nomination for director shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, (2) such person’s written consent to being named as nominee and to serving as a director if elected, and (3) such person’s written consent to provide information the Board of Directors reasonably requests to determine whether such person qualifies as an independent director under the Company’s Corporate Governance Guidelines, and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Company’s books, of such shareholder, and (B) the number of shares of Common Stock which are owned of record or beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

The Governance Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

• high personal and professional ethics, integrity, practical wisdom and mature judgment;

• broad training and experience in policy-making decisions in business, government, education or technology;

• expertise that is useful to the Company and complementary to the background and experience of other directors;

• willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;

• commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and

• willingness to represent the best interests of all shareholders and objectively appraise management performance.

In 2004, the Governance Committee engaged an executive search firm to assist the committee on an ongoing basis in fulfilling its responsibility to identify and evaluate candidates for nomination and re-nomination by the Governance Committee for election to the Board of Directors. Members of the Governance Committee, in consultation with representatives of the executive search firm, nominated Robert L. Johnson for membership to the Board of Directors in December 2004, and he was subsequently elected as a director by the Board of Directors on January 28, 2005.

Robert A. Ingram has informed the Governance Committee that no later than December 31, 2005, he will be serving on no more than five other public company boards.

The Governance Committee has begun a review of the appropriate process to provide that director nominees be elected by an affirmative vote of the majority of shareholder votes cast, rather than the current plurality vote standard. Any required shareholder action to implement the majority vote standard will be submitted for shareholder approval at the 2006 Annual Meeting of Shareholders.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing standards of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows the beneficial ownership of Common Stock as of April 1, 2005, except as otherwise noted, by each director, each nominee for election as a director, the named executive officers listed in the Summary Compensation Table, each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, and the incumbent directors, director nominees and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

	Number of		Percent
Name or Number of Persons in Group	Shares (1) (2)		of Class

Leonard L. Berry	17,234		*
Gregory M. Bridgeford	475,455		*
Peter C. Browning	27,748		*
Paul Fulton	48,875		*
Dawn E. Hudson	12,401		*
Robert A. Ingram	12,001		*
Robert L. Johnson	0		*
Marshall O. Larsen	1,334		*
Richard K. Lochridge	29,113		*
Claudine B. Malone	24,001		*
Robert A. Niblock	541,811		*
Stephen F. Page	3,334		*
Dale C. Pond	431,020		*
O. Temple Sloan, Jr.	74,421		*
Larry D. Stone	843,271		*
Robert L. Tillman	2,137,420		*
Incumbent Directors, Director Nominees and Executive Officers as a Group (39 in total)	8,143,298		*
State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, MA 02110	60,361,183	(3)	7.8%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	98,703,300	(4)	12.7%

*	Less than 1%

(1)	Includes shares that may be acquired within 60 days under the Company’s stock option plans as follows: Mr. Berry 9,334 shares; Mr. Bridgeford 276,451 shares; Mr. Browning 20,001 shares; Mr. Fulton 20,001 shares; Ms. Hudson 12,001 shares; Mr. Ingram 12,001 shares; Mr. Larsen 1,334 shares; Mr. Lochridge 20,001 shares; Ms. Malone 12,001 shares; Mr. Niblock 424,694 shares; Mr. Page 1,334 shares; Mr. Pond 348,700 shares; Mr. Sloan 1,334 shares; Mr. Stone 588,272 shares; Mr. Tillman 1,609,768 shares; and all executive officers and directors as a group 5,577,097 shares.
(2)	Does not include phantom shares credited to the accounts of executive officers and directors under the Company’s deferral plans as of April 1, 2005 as follows: Mr. Bridgeford 58,786 shares; Mr. Browning 4,444 shares; Mr. Fulton 4,512 shares; Mr. Ingram 6,361 shares; Mr. Page 1,364 shares; and all participating executive officers and directors as a group 94,983 shares.
(3)	Shares held at December 31, 2004, according to a Schedule 13G filed on February 22, 2005 with the SEC, which total includes 39,248,631 shares held in trust for the benefit of the Company’s 401(k) Plan participants. Shares allocated to participants’ 401(k) plan accounts are voted by the participants by giving voting instructions to State Street Bank. A fiduciary committee directs the Trustee in the manner in which shares not voted by participants are to be voted. This committee has seven members, including Mr. Stone.
(4)	Shares held at December 31, 2004, according to a Schedule 13G/ A filed on February 14, 2005 with the SEC. That filing indicates that Capital Research and Management Company has sole dispositive power over all of the 98,703,300 shares shown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during Fiscal Year 2004, Forms 5, and any amendments thereto, furnished to the Company with respect to Fiscal Year 2004, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with except that, due to an administrative oversight, Stephen F. Page and Robert A. Ingram were inadvertently late in filing one report each on Form 4 relating to their election to defer their annual retainers into “phantom stock” accounts whose values are adjusted based on the performance of the Common Stock under the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan.
COMPENSATION OF EXECUTIVE OFFICERS
      The following table discloses compensation received by the Company’s Chief Executive Officer and the four other most highly paid executive officers (the “named executive officers”) for the three fiscal years ended January 28, 2005, January 30, 2004 and January 31, 2003:
Summary Compensation Table

						Long-term Compensation
		Annual Compensation				Awards

				Other		Restricted	Securities
	Fiscal			Annual		Stock	Underlying	All Other
	Year	Salary	Bonus	Compensation		Awards	Options	Compensation
Name & Principal Position	Ended	($)	($)	($)		($) (1)	(#)	($) (2)

Robert L. Tillman (3)	01/28/05	1,000,000	2,813,540	64,845	(4)	2,468,625	87,000	214,512
Chairman of the Board and	01/30/04	1,000,000	3,000,000	52,415	(4)	5,895,000	287,000	360,000
Chief Executive Officer	01/31/03	1,000,000	3,000,000	—		0	216,000	395,817
Robert A. Niblock (3)(5)	01/28/05	730,000	1,688,884	—		1,447,125	51,000	135,887
President	01/30/04	651,000	1,625,000	—		3,930,000	149,000	204,231
Larry D. Stone	01/28/05	702,000	1,273,105	—		1,390,375	49,000	111,100
Senior Executive Vice	01/30/04	702,000	1,404,000	—		3,930,000	161,000	189,447
President, Operations	01/31/03	675,000	1,350,000	—		0	102,000	199,095
Dale C. Pond	01/28/05	575,000	1,042,785	—		1,135,000	40,000	90,946
Senior Executive	01/30/04	550,000	1,100,000	—		3,930,000	126,000	148,389
Vice President,	01/31/03	518,000	1,036,000	—		0	78,000	153,464
Merchandising/ Marketing
Gregory M. Bridgeford (5)	01/28/05	425,000	770,754	—		737,750	26,000	67,110
Executive Vice President,	01/30/04	355,000	532,500	—		1,965,000	41,000	79,823
Business Development

(1)	Amounts shown represent the value of restricted stock granted March 1, 2004 (based on the closing price of $56.75 per share on the grant date) and deferred stock units granted March 1, 2003 (based on the closing price of $39.30 per share on the grant date). All of Mr. Tillman’s shares of restricted stock and deferred stock units vested 100% in connection with his retirement on January 28, 2005. Each restricted stock grant other than Mr. Tillman’s will vest 100% on the third anniversary of the grant or, if earlier, the date the executive terminates employment due to death, disability or retirement. Retirement for this purpose is defined as termination of employment with the approval of the Board of Directors on or after the later of (i) the date the executive has completed ten years of service or (ii) the date the executive’s age plus years of service equal or exceed fifty. Each deferred stock unit grant, with the exception of Mr. Tillman’s and Mr. Niblock’s, will vest 40% on the third anniversary of the grant and the remaining 60% on the fifth anniversary of the grant. Mr. Niblock’s deferred stock unit grant will be fully-vested on the fifth anniversary of the grant. Dividends on the shares of restricted stock are paid to the executives in cash. Dividend equivalents are payable on deferred stock units from and after the date the units become vested and are reinvested in additional deferred stock units. As of January 28, 2005, the named executive officers held the following number of unvested shares of restricted stock and deferred stock units with the following values (based on the closing price of $56.18 per share on January 28, 2005): Mr. Tillman — none (all of Mr. Tillman’s shares and units vested 100% in connection with his retirement on January 28, 2005); Mr. Niblock — 25,500 shares of restricted stock and 100,000 deferred stock units valued in the aggregate at $7,050,590; Mr. Stone — 24,500 shares of restricted stock and 100,000 deferred stock units valued in the aggregate at $6,994,410; Mr. Pond — 20,000 shares of restricted stock and 100,000 deferred stock units valued in the aggregate at $6,741,600; and Mr. Bridgeford — 13,000 shares of restricted stock and 50,000 deferred stock units valued in the aggregate at $3,539,340.
(2)	Amounts shown for the fiscal year ended January 28, 2005 consist solely of the following matching contributions by the Company under the Lowe’s 401(k) Plan, a retirement savings plan maintained for substantially all employees of the Company that satisfies the requirements for qualification under the Internal Revenue Code, and the Lowe’s Benefit Restoration Plan, a retirement savings plan maintained for employees whose benefits under the 401(k) Plan are reduced by Internal Revenue Code limitations:

	401(k) Plan ($)	Benefit Restoration Plan($)

Mr. Tillman	8,969	205,543
Mr. Niblock	8,969	126,918
Mr. Stone	8,969	102,131
Mr. Pond	8,969	81,977
Mr. Bridgeford	8,969	58,141

(3)	On January 28, 2005, Robert L. Tillman retired from his positions as Chairman of the Board and Chief Executive Officer and Robert A. Niblock assumed such additional roles.
(4)	Amount shown for the fiscal year ended January 28, 2005 represents the value of personal use of corporate aircraft. The amount shown for the fiscal year ended January 30, 2004 represents the value of personal use of corporate aircraft ($31,068) and reimbursement of relocation expenses ($21,347).
(5)	Messrs. Niblock and Bridgeford were not included among the four most highly compensated executive officers of the Company during the fiscal year ended January 31, 2003. Mr. Bridgeford was promoted from Senior Vice President to Executive Vice President effective January 30, 2004.
Option Grants in Fiscal Year
      The following table provides information with respect to stock options granted to the named executive officers during Fiscal Year 2004:

	Individual Grants(1)				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term
	Options	Employees in	Price/	Expiration
Name	Granted (#)	Fiscal Year	Share ($)	Date	5% ($)	10% ($)

Robert L. Tillman	87,000	2.94	56.75	03/01/2011	2,009,957	4,684,054
Robert A. Niblock	51,000	1.72	56.75	03/01/2011	1,178,250	2,745,824
Larry D. Stone	49,000	1.66	56.75	03/01/2011	1,132,045	2,638,145
Dale C. Pond	40,000	1.35	56.75	03/01/2011	924,118	2,153,588
Gregory M. Bridgeford	26,000	0.88	56.75	03/01/2011	600,677	1,399,832

(1)	All options for the named executive officers: (i) were granted on March 1, 2004 under the 1997 Incentive Plan; (ii) have an exercise price equal to the fair market value on the date of grant; (iii) vest in three equal annual installments on each of the first three anniversaries of the grant date or if earlier, the date the executive terminates employment due to death, disability or retirement; and (iv) continue to be exercisable until their expiration dates following termination of employment for any reason other than a termination by the Company for cause. Retirement for this purpose is defined as termination of employment with the approval of the Board of Directors on or after the later of (i) the date the executive has completed ten years of service or (ii) the date the executive’s age plus years of service equals or exceeds fifty. All options granted to Mr. Tillman became exercisable on January 28, 2005, the date of his Board-approved retirement.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
      The following table provides information concerning options exercised during Fiscal Year 2004 and the unexercised options held by each of the named executive officers at January 28, 2005:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options on January 28,		Options on January 28, 2005
	Acquired		2005 (#)		($)(2)
	on	Value
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert L. Tillman	0	0	1,370,667	438,333	36,570,519	5,941,381
Robert A. Niblock	0	0	247,694	260,666	6,086,533	2,876,350
Larry D. Stone	0	0	405,179	275,333	10,438,207	3,117,041
Dale C. Pond	3,634	108,275	182,366	235,000	3,876,375	2,625,660
Gregory M. Bridgeford	0	0	186,107	121,343	5,410,801	1,187,823

(1)	Value realized equals the aggregate amount of the excess of the fair market value on the dates of exercise over the relevant exercise prices.
(2)	Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $56.18 per share on January 28, 2005 over the relevant exercise prices.
Equity Compensation Plan Information
      The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of January 28, 2005.

	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities to be	Weighted-average	equity compensation
	issued upon exercise of	exercise price of	plans (excluding securities
	outstanding options,	outstanding options,	reflected in column (a))
Plan Category	warrants and rights (#) (1)	warrants and rights ($) (1)	(#) (2)

Equity compensation plans approved by security holders	19,725,541	39.57	21,474,913	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	19,725,541	39.57	21,474,913	(3)

(1)	This column contains information regarding employee stock options and deferred shares only; there are no warrants or stock appreciation rights outstanding. However, the weighted-average exercise price shown in column (b) does not take into account deferred shares since they are granted outright and do not have an exercise price.
(2)	In accordance with SEC rules, this column does not include 19,647,633 shares available under the Lowe’s 401(k) Plan.
(3)	Includes the following:

* 17,375,050; 473,429; and zero shares, respectively, available for grants under the Company’s three stock incentive plans, referred to as the “2001”, “1997” and “1994” Plans. Under these plans, incentive and non-qualified stock options may be granted to key employees. No awards may be granted after 2011 under the 2001 plan, 2007 under the 1997 plan, and 2004 under the 1994 plan. Stock options generally have terms of 7 years, normally vest evenly over 3 years, and are assigned an exercise price of not less than the fair market value of the Common Stock on the date of grant.

*303,997 shares under the Lowe’s Companies, Inc. Directors’ Stock Option Plan. Under this plan, each non-employee director is awarded 4,000 options on the Award Date. No awards may be granted under the plan after the Award Date in 2008. The options vest evenly over three years, expire after seven years and are assigned an exercise price equal to the fair market value of the Common Stock on the Award Date.

*3,322,437 shares available under the Employee Stock Purchase Plan. Eligible employees may participate in the purchase of Common Stock. The purchase price is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS
      Steven M. Stone, Senior Vice President and Chief Information Officer of the Company, is the brother of Larry D. Stone, an executive officer of the Company. For Fiscal Year 2004, the Company paid Steven M. Stone a combined salary and bonus of $780,596. He also received a matching contribution of $38,793 under the Company’s Benefit Restoration Plan, a grant of non-qualified options to purchase 10,575 shares at an exercise price of $56.75 per share, and a grant of 5,288 shares of restricted stock. Steven M. Stone’s compensation was established in accordance with employment and compensation practices applicable to similarly situated employees. Larry D. Stone does not have a material interest in the Company’s employment relationship with Steven M. Stone.
TOTAL RETURN TO SHAREHOLDERS
      The following graph compares the total returns (assuming reinvestment of dividends) of the Company’s Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 28, 2000 in the Company’s Common Stock and each of the indices.
      Source: Bloomberg Financial Services

	01/28/2000	02/02/2001	02/01/2002	01/31/2003	01/30/2004	01/28/2005

LOWE’S	$100.00	$121.19	$206.17	$154.53	$242.63	$255.26
S&P 500	$100.00	$100.38	$84.60	$65.59	$88.26	$92.97
S&P RETAIL INDEX	$100.00	$100.75	$109.27	$78.62	$117.51	$135.01

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS
      The Company has entered into Management Continuity Agreements with each of Messrs. Niblock, Stone, Pond and Bridgeford, as well as 19 other executive officers. Other than the termination compensation amounts, the agreements are identical. Each was unanimously approved by the non-management members of the Board of Directors.
      The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment without cause by the Company’s successor, by the executive during the thirty-day period following the first anniversary of the change-in-control or by the executive for certain reasons, including a downgrading of the executive’s position. “Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.
      All agreements provide for three-year terms. On the first anniversary, and every anniversary thereafter, the term is extended automatically for an additional year unless the Company does not extend the term. All agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.
      If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of (a) three times the annual base salary, incentive bonus and welfare insurance costs for Messrs. Niblock, Stone and Pond, (b) 2.99 times annual base salary, incentive bonus and welfare insurance costs for Mr. Bridgeford, Robert F. Hull, Jr. and Joseph M. Mabry, Jr., and (c) two times annual base salary, incentive bonus and welfare insurance costs for all other participating executive officers and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive being classified as excess parachute payments under the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.
      All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.
      On December 3, 2004, the Company entered into an agreement (“Retirement Agreement”) with Robert L. Tillman regarding the terms of his retirement from the Company as Chairman of the Board of Directors and Chief Executive Officer. Pursuant to the terms of the Retirement Agreement, Mr. Tillman continued to serve in those capacities until he retired on January 28, 2005, at which time he resigned as an officer and director of the Company.
      Upon Mr. Tillman’s retirement, he had deferred stock units, restricted stock and stock option awards that the Company granted to him on March 1, 2003 and March 1, 2004 that were not vested. Because Mr. Tillman satisfied the eligibility requirements for retirement (as provided under those equity incentive awards) and the Board of Directors had separately approved his retirement, those outstanding equity awards granted on March 1, 2004, and those deferred stock units granted on March 1, 2003, became fully vested upon his retirement. Those stock option awards granted to Mr. Tillman on March 1, 2003 will continue to vest in accordance with the vesting schedule previously established for them and will remain exercisable until the expiration date in the award agreement. In addition, the Retirement Agreement amends the award agreements for all outstanding stock options granted to Mr. Tillman prior to March 1, 2003 to the extent necessary to provide that those stock options will not lapse and that they will vest in accordance with the vesting schedule previously established for them, and that they will remain exercisable until the respective expiration dates in the award agreements.
      The Company has agreed to reimburse Mr. Tillman for the cost of COBRA continuation health coverage for him and his wife for a period of 18 months after the date of his retirement and, thereafter, to reimburse him for the premium for an individual health coverage policy for him and his wife until such time that Mr. Tillman and his wife become eligible for Medicare coverage. After Mr. Tillman and his wife become eligible for Medicare coverage, the Company will pay the cost of a Medicare supplement policy to maintain his existing level of coverage. The post-retirement health coverage benefits provided in the Retirement Agreement will continue for the benefit of Mr. Tillman’s wife if he predeceases her.

      The Retirement Agreement also provides for the Company to (A) indemnify Mr. Tillman in the event of a legal proceeding or investigation relating to his service as a director or officer of the Company, (B) reimburse him for the cost of relocating his office from the Company to a new office and, for the period of two years after his retirement date, for the cost of maintaining such new office with secretarial and administrative support, (C) purchase his residence (at his election and at his cost basis, including the cost of any improvements) during the five-year period following the date of his retirement and (D) pay his reasonable moving expenses if he elects to relocate, irrespective of whether he elects to cause the Company to purchase his residence. The Company also agreed to pay Mr. Tillman the sum of $10,000 to assist him with the costs he has incurred in connection with the negotiation of his Retirement Agreement and the planning for his retirement.
      The Retirement Agreement also provides that Mr. Tillman will receive any applicable benefits under the employee benefit plans of the Company in which he was a participant for services rendered to the Company through the date of his retirement, and that the benefits so earned by or due to him shall be paid or provided to him in accordance with the terms of those plans.
REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
      This report by the Compensation and Organization Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.
Executive Compensation Principles
      The Executive Compensation Program (“Program”) has been designed to establish a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. It is the intention of the Compensation and Organization Committee (“Committee”) that, to the extent practical, all compensation paid under the Program (other than compensation from the exercise of incentive stock options) will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

•	Align executive compensation with the Company’s mission, values and business strategies;

•	Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company’s success in enhancing shareholder value; and

•	Provide compensation which is commensurate with the Company’s performance and the contributions made by executives toward this performance.
      The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hard goods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above-average compensation when the Company’s targeted goals are exceeded, and below-average compensation when targeted performance goals are not achieved.
      The Program provides for larger portions of total compensation to vary on the basis of Company performance for higher levels of executives (i.e., the most senior executive officers have more of their total compensation at risk on the basis of Company performance than do lower levels of executives). All executive officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.
      The Committee strongly believes that executive officers should own significant amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders, and the Company’s 401(k) Plan, Employee Stock Purchase Plan and Incentive Plans enable executives to acquire such Common Stock. The Committee also has adopted a stock ownership and retention policy for all Executive Vice Presidents and more senior officers of the Company. The ownership targets under the policy are ten times base salary for the Chairman and Chief Executive Officer and five times base salary for all other executives who are subject to the policy. Executives who are subject to the policy must retain 100% of the net shares received from the exercise of any stock options granted under the Incentive Plans until the targeted ownership level is reached. After the target ownership level is reached, executives must retain the net shares from the exercise of any options granted under the Incentive Plans after September 13, 2002 for at least one year from the date of exercise. All Executive Vice Presidents and more senior officers of the Company were in compliance with the stock ownership and retention policy during Fiscal Year 2004. As of March 1, 2005, the sum of the value of the shares of Common Stock directly owned by the named executive officers and the value of their vested in-the-money options equaled the following multiples of their respective base salaries: Mr. Niblock — 26 times; Mr. Stone — 47 times; Mr. Pond — 29 times; and Mr. Bridgeford — 55 times.
Elements of the Executive Compensation Program
      The Program includes the following elements:
Base Salary
      Salaries for executive officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.
      Executive officers’ base salaries are reviewed annually and are approved by the Committee. Salaries of executive officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive’s performance and qualifications, for establishing salary levels. Any action by the Committee with respect to the base salary level for the Chairman of the Board and Chief Executive Officer is subject to final Board approval.
1997 and 2001 Incentive Plans
      The 1997 and 2001 Incentive Plans, which were approved by shareholders in 1997 and 2001, respectively, are intended to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company’s success in enhancing shareholder value. The Incentive Plans help to place further emphasis on executive ownership of the Company’s Common Stock. The Incentive Plans are designed to assure the deductibility of executive compensation for federal and state income tax purposes.
      Short-Term Incentives. The Management Bonus Program is administered pursuant to the 2001 Incentive Plan. The Management Bonus Program provides bonus opportunities that can be earned upon the achievement by the Company of predetermined annual before-tax earnings growth objectives. Each year, the Committee establishes a threshold level of before-tax earnings growth that must be achieved before any bonuses are paid and the amount of bonuses that will be earned for growth at and above the threshold level. Based on the growth levels for the Company’s before-tax earnings established by the Committee at the beginning of Fiscal Year 2004, a bonus equal to 281.4% of base salary was paid to Mr. Tillman, a bonus equal to 231.4% of base salary was paid to Mr. Niblock, and bonuses equal to 181.4% of their respective base salaries were paid to Messrs. Stone, Pond and Bridgeford. The Committee determined such bonuses based on the year over year increase in before-tax earnings without regard to the Company’s restatement of Fiscal Year 2003 and 2004 earnings. The Committee’s determination resulted in lower bonuses than would have been earned if the Committee had used the restated earnings amounts.
      Long-Term Incentives. The Incentive Plans authorize the grant of stock options. The option price cannot be less than the market price of the Common Stock on the date on which the option is granted. Consequently, stock options granted under the Incentive Plans measure performance and provide compensation solely on the basis of the appreciation in the price of the Common Stock.
      Shares of restricted Common Stock also may be granted under the Incentive Plans so long as the vesting period of such stock is at least three years (one year if the vesting is based on the satisfaction of performance objectives prescribed by the Committee). Shares of restricted stock granted under the Incentive Plans are intended to assist the Company in attracting and retaining highly skilled and motivated senior management employees.
      During Fiscal Year 2004, the Committee approved broad-based grants under the Incentive Plans to executive and senior management, middle managers and professionals and retail store managers. In a change from the grants for the prior year, the Fiscal Year 2004 grants for all executives at or above the Vice President level included both stock options and shares of restricted stock. The Fiscal Year 2004 grants for executives at less senior levels consisted entirely of stock options. The stock options included in the grants vest and become exercisable in equal installments on each of the first three anniversaries of the grants. The restricted stock grants provide that the shares become vested on the third anniversary of the grant and require that the recipient hold the net shares from the grant (after payment of taxes) until the sixth anniversary of the grant.
      Stock appreciation rights also may be granted under the Incentive Plans. These rights entitle the recipient to receive a payment based solely on the appreciation in the Common Stock following the date of the award. Stock appreciation rights thus measure performance and provide compensation only if the price of the Common Stock appreciates. No stock appreciation rights grants were made during Fiscal Year 2004, nor are any previous grants outstanding.
      The Incentive Plans also authorize awards of stock appreciation rights that entitle the recipient to receive a payment based solely on the appreciation in the Common Stock following the date of the award, performance accelerated restricted stock (PARS) the vesting of which is accelerated if performance objectives set forth in the award are achieved and awards of Common Stock that are earned only if performance objectives are achieved. None of these types of awards were made under the Incentive Plans during Fiscal Year 2004, nor are any previous grants outstanding.
      The Incentive Plans include a Deferral Program. The Deferral Program, available to executives at or above the Vice President level, permits deferral of receipt of certain stock incentives (vested performance stock awards and performance accelerated restricted stock and gain on non-qualified stock options), but not salary or bonus. The single exception to this provision is that the Deferral Program will accept the mandatory deferral of cash compensation to the extent that it would not be a tax-deductible item for the Company under Internal Revenue Code Section 162(m).
      The Deferral Program requires that the executive make a deferral election in the year prior to the year in which a stock option is exercised or the year a restricted stock grant vests. Deferred shares are cancelled upon the participant’s election and tracked as phantom shares. During the deferral period, the participant’s account is credited with amounts equal to the dividends paid on actual shares. Shares are reissued when distributed to the executive. Unless a participant elects otherwise, deferred benefits are generally payable beginning on the March 15 following the earlier of the executive’s retirement or other termination of employment or his or her 65th birthday.
      The Deferral Program is unfunded. A deferred benefit under the Deferral Program is at all times a mere contractual obligation of the Company. A participant and his beneficiaries have no right, title, or interest in the benefits deferred under the Deferral Program or any claim against them.
Benefit Restoration Plan
      The Company’s Benefit Restoration Plan is intended to provide qualifying executives with benefits equivalent to those received by all other employees under the Company’s 401(k) Plan. Qualifying executives are those whose contributions, annual additions and other benefits, as normally provided to all participants under the tax-qualified 401(k) Plan, would be curtailed by the effect of Internal Revenue Code limitations and restrictions.
Cash Deferral Plan
      The Cash Deferral Plan, adopted by the Company on December 5, 2003, is intended to permit qualifying executives to voluntarily defer a portion of their base salary, management bonus and certain other bonuses on a tax-deferred basis, and to have such deferred amounts credited with earnings, generally using the same investment choices as are available from time to time under the Benefit Restoration Plan. Qualifying executives are those in director level and above positions.
      The Cash Deferral Plan is unfunded. A deferred benefit under the Cash Deferral Plan is at all times a mere contractual obligation of the Company. A participant and his beneficiaries have no right, title, or interest in the benefits deferred under the Cash Deferral Plan or any claim against them.

Other Compensation
      The Company’s executive officers participate in the Lowe’s 401(k) Plan and the other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company makes only nominal use of perquisites in compensating its executive officers. The Company provides long-term disability coverage for officer compensation that exceeds $400,000 but is less than $600,000. The Company’s total cost for providing such coverage to twenty-five officers is approximately $21,000. All Senior Vice Presidents and more senior officers of the Company are required to use professional tax preparation, filing and planning services, and the Company reimburses the cost of such services up to a maximum of $5,000 per calendar year (grossed up for taxes). Such officers are also required to receive an annual physical examination at the Company’s expense, subject to maximum amounts that are based on the officer’s age.
The Chief Executive Officer’s Compensation in the Fiscal Year Ended January 28, 2005
      The Committee made no change to Mr. Tillman’s annual base salary of $1,000,000 and awarded Mr. Tillman a bonus of $2,813,540 for Fiscal Year 2004 based solely on the pre-tax earnings growth achieved by the Company and the goals for such growth that were established by the Committee at the beginning of the fiscal year.
      On March 1, 2004, Mr. Tillman received a stock option grant for the purchase of 87,000 shares of Common Stock with an exercise price of $56.75 per share (the fair market value per share on the date of the grant) and a restricted stock grant of 43,500 shares. The option became fully exercisable and the shares of restricted stock vested in Mr. Tillman in connection with his retirement on January 28, 2005. Mr. Tillman also received a matching contribution under the Company’s 401(k) and Benefit Restoration Plans in the aggregate amount of $214,512 for Fiscal Year 2004 in accordance with the base and performance matching contribution formulas set forth in those plans.
      The Committee also reviewed the terms of Mr. Tillman’s Retirement Agreement and recommended that the Board approve the Retirement Agreement.
      The Committee believes that the payments and stock incentives described herein were necessary to maintain the competitiveness of Mr. Tillman’s compensation package in comparison to those of other chief executive officers of similarly situated companies and to compensate him for the successful transition during the year of his duties and responsibilities with the Company to Mr. Niblock.
* * *
      The Committee believes that the Company’s Executive Compensation Program has been strongly linked to the Company’s performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company’s compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel.

Paul Fulton, Chairman
Leonard L. Berry
Peter C. Browning
Dawn E. Hudson
Robert A. Ingram
Marshall O. Larsen

AUDIT MATTERS
Report of the Audit Committee
      This report by the Audit Committee is required by the rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.
      The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee is “financially literate”, as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission, and has designated Richard K. Lochridge, the Chairman of the Audit Committee, as such audit committee financial expert.
      The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent accountants, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto, and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.
      In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with the independent accountants the matters required to be communicated to audit committees by Statement on Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS No. 99;

•	received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountant’s independence; and

•	reviewed and discussed with management and the independent accountants management’s report and the independent accountants’ report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
      Based on the review and discussions noted above and the report of the independent accountants to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2005.

Richard K. Lochridge, Chairman
Robert L. Johnson
Claudine B. Malone
Stephen F. Page
O. Temple Sloan, Jr.

Fees Paid to the Independent Accountants
      The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2004	2003

Audit Fees (1)	$2,113,420	$708,468
Audit-Related Fees (2)	111,660	284,539
Tax Fees (3)	527,380	162,347
All Other Fees	0	0

(1)	Audit fees consist of fees billed for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs and services provided by the independent accountants in connection with the Company’s statutory filings for the last two fiscal years. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
(2)	Audit-related fees are fees billed by the independent accountants for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and included audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. In 2004, tax fees include $450,000 that the Company paid to settle a contingent fee engagement for tax planning services rendered in prior years. Also included in this category is assistance with the Company’s license renewal for its offices in China, software licensing and tax return review.
      The Audit Committee has considered whether the provision of this level of audit-related, tax and all other services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.
PROPOSAL TWO
AMENDMENT TO DIRECTORS’ STOCK OPTION PLAN
      The Board of Directors proposes that shareholders approve the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (“Plan”). The Board adopted the Plan on December 3, 2004, subject to the approval of the Company’s shareholders. The Plan adds the ability of the Board to grant deferred stock units representing shares of the Company’s Common Stock. The Plan continues to permit the grant of options to purchase shares of the Company’s authorized but unissued Common Stock. Approval of the Plan requires the affirmative vote of a majority of the shares represented at and voted at the Annual Meeting of Shareholders.
      The Board of Directors believes that the Plan will benefit the Company by assisting it in recruiting and retaining directors and providing greater identity of interest between non-employee directors and shareholders by enabling such directors to participate in the future success of the Company.
      The more significant features of the Plan are described below. This summary is subject, in all respects, to the terms of the Plan, which is attached to this Proxy Statement as Appendix B.
Administration
      The Board of Directors will administer the Plan. The Board will have the authority to grant options and deferred stock units upon such terms (not inconsistent with the terms of the Plan) as it considers appropriate. In addition, the Board of Directors will have complete authority to interpret all provisions of the Plan, to prescribe the form of agreements evidencing awards under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.
Eligibility
      Any person who, during the term of the Plan, is a member of the Board of Directors and is not an employee of the Company on the date of the first Board meeting after an annual meeting of the Company’s shareholders (“Award Date”) is eligible to participate under the Plan. Currently, 11 members of the Board of Directors are not employed by the Company and would be eligible to participate under the Plan.
Option Awards
      On any Award Date for which the Board has elected to grant options under the Plan, each eligible director (“Participant”) will be awarded an option to purchase 4,000 shares of Common Stock.
Exercise of Options
      An option will become exercisable with respect to one-third of the shares of Common Stock subject to the option on May 15 of the first, second and third calendar years following the Award Date. An option may be exercised in whole or in part.
      An option generally will remain exercisable until the date that is seven years after the Award Date (“Expiration Date”). If a Participant retires or dies while serving on the Board of Directors, the Participant’s vested options will remain exercisable until the Expiration Date and may be exercised by the Participant (or, in the event of the Participant’s death, the Participant’s estate or the person or persons to whom his rights under the option or options pass by will or the laws of descent and distribution). Otherwise, a Participant’s vested options will remain exercisable by the Participant until the earlier of (i) the Expiration Date, (ii) the first anniversary of the Participant’s separation from the Board of Directors due to becoming permanently and totally disabled, or (iii) the date that is three months after the Participant’s separation from the Board of Directors for a reason other than retirement, death or permanent and total disability. Retirement under the Plan generally is the Participant’s attainment of age 60.
Option Price
      The price per share of Common Stock purchased on the exercise of an option will be the closing price of a share of Common Stock as reported on the NYSE composite tape on the Award Date, or, if the Common Stock is not traded on the NYSE on such day, then on the next preceding day that the Common Stock is traded on such exchange, all as reported by such source as the Board of Directors may select (“Fair Market Value”). The option price may be paid in cash, in a cash equivalent, or by surrendering shares of Common Stock to the Company.
Deferred Stock Unit Awards
      On any Award Date for which the Board has elected to grant deferred stock units under the Plan, each Participant will be awarded that number of deferred stock units determined by dividing $85,000 by the Fair Market Value of a share of Common Stock on the Award Date, rounded up to the next 100 units. All deferred stock units granted to a Participant will be credited to a deferral account established in the Participant’s name under the Plan (“Deferral Account”) and will be fully vested on the Award Date.
Dividend Equivalent Credits
      In the event the Company declares a cash dividend on the Common Stock, a Participant’s Deferral Account will be credited with additional deferred stock units for each deferred stock unit held in the Participant’s Deferral Account equal to the per-share dividend paid on the Common Stock at a price per unit equal to the Fair Market Value of a share of Common Stock on the date such dividend is paid. All deferred stock units credited to a Participant’s Deferral Account as dividend equivalents will also be fully vested in the Participant when credited to the Participant’s Deferral Account.

Distribution of Deferral Accounts
      A Participant’s Deferral Account will be paid in a single sum payment to the Participant or, in the event of the Participant’s death, to the Participant’s estate, as soon as practicable following the date the Participant terminates service as a member of the Board. The form of payment will be one share of the Company’s Common Stock for each deferred stock unit credited to the Participant’s Deferral Account and cash for any fractional unit.
Shareholder Rights
      No Participant will have any rights as a shareholder with respect to shares subject to an option or deferred stock unit until the date of exercise of the option or the date the Participant receives shares of Common Stock in payment for the deferred stock units credited to such Participant’s Deferral Account.
Transferability
      Options and deferred stock units will be nontransferable except by will or the laws of descent and distribution; except that options and deferred stock units may be transferred by the Participant to his spouse, children or grandchildren, to a trust or trusts for the benefit of such family members, or to a partnership in which such family members are the only partners, on such terms as permitted under Rule 16b-3 promulgated by the SEC under the Exchange Act.
Change in Control
      All outstanding options granted under the Plan will become exercisable, in whole or in part, on the date the Board approves a transaction or series of transactions which, if consummated, would result in a “Change in Control” (as defined in the Plan) or on the date an agreement is entered into with respect to a transaction or transactions which, if consummated, would result in a Change in Control.
      Participants will be indemnified against the application of Sections 280G and 4999 of the Internal Revenue Code (“Code”) in the event that any benefit payment, accelerated vesting, or other right under the Plan constitutes a “parachute payment” under Code Section 280G.
Share Authorization
      The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 500,000. The Company has previously issued options to purchase 196,003 shares under the Plan. Therefore, as of the date of this Proxy Statement, 303,997 shares are available for future awards under the Plan.
      If an option or deferred stock unit is terminated, in whole or in part, for any reason other than the exercise of the option or conversion of the deferred stock unit to shares of Common Stock, the number of shares allocated to the option or deferred stock unit or portion thereof may be reallocated to other options or deferred stock units to be granted under the Plan. The maximum aggregate number of shares of Common Stock that may be issued under the Plan and the number of shares of Common Stock for which options and deferred stock units are granted on subsequent Award Dates will be adjusted as the Board of Directors determines is equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock splits, subdivisions, or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, or (b) there occurs any other event which, in the judgment of the Board of Directors, necessitates such action. The terms of outstanding options and deferred stock units also may be adjusted by the Board of Directors to reflect such changes.
Market Value of Securities
      The market value of the securities underlying the Plan was $56.19 per share on April 1, 2005.
Amendment and Termination
      No option or deferred stock unit may be granted under the Plan after the Award Date in 2008. The Board of Directors may amend or terminate the Plan from time to time, except that no amendment will become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment as described above), (ii) changes the class of individuals who may be selected to participate in the Plan, (iii) expands the types of awards available under the Plan, (iv) materially extends the term of the Plan, (v) materially changes the method of determining the exercise price of an option, (vi) deletes or limits any provisions regarding re-pricing of options, or (vii) otherwise is considered a “material revision” pursuant to applicable SEC rules.
Federal Income Tax Consequences
      The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option or deferred stock unit is granted. The exercise of an option generally is a taxable event that requires the holder to recognize, as ordinary income, the difference between the option price and the share’s Fair Market Value on the date of exercise. The Company will be entitled to claim a federal income tax deduction as a result of the exercise of an option equal to the ordinary income recognized by the holder. Deferred stock units will not be includible as ordinary taxable income to the Participant or deductible by the Company until such amounts are paid to the Participant.
      Our Board of Directors recommends a vote “FOR” the adoption of the Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The Audit Committee has appointed Deloitte to serve as independent accountants for Fiscal Year 2005. Deloitte has served as the Company’s independent accountants since 1982 and is considered by management to be well qualified.
      Shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent accountants is not required by the Bylaws or otherwise; however, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent accountants. In addition, even if the stockholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the audit committee determines that a change is in the best interests of the Company.
      Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.
      Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as independent accountants. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.
ADDITIONAL INFORMATION
Solicitation of Proxies
      The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone or by certain employees of the Company without additional compensation. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to distribute proxy materials and solicit proxies for the Annual Meeting of Shareholders at an anticipated cost of $8,000 (plus handling fees).

Voting of Proxies
      Where a choice is specified with respect to any matter to come before the Annual Meeting of Shareholders, the shares represented by the proxy will be voted in accordance with such specifications.
      Where a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One and “FOR” Proposals Two and Three as set forth in the Notice of Annual Meeting of Shareholders and Proxy Card.
      Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting of Shareholders, but if any other matters do properly come before the Annual Meeting of Shareholders, the proxyholders will vote upon such matters in accordance with their best judgment.
      In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy card will not constitute an authorization to vote for any other nominee.
Delivery of Proxy Statements
      As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such share owners have notified the Company of their desire to receive multiple copies of the Proxy Statement.
      The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or to request multiple copies of the Proxy Statement in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.
      Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000 to request that only a single copy of the Proxy Statement be mailed in the future.
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 17, 2005. In addition, if the Company receives notice of a shareholder proposal after February 26, 2006, the persons named as Proxies in the Proxy Statement for the 2006 Annual Meeting of Shareholders will have discretionary voting authority to vote on such proposal at the 2006 Annual Meeting of Shareholders. Proposals should be addressed to the attention of Ross W. McCanless, Senior Vice President, General Counsel and Secretary, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.
ANNUAL REPORT
      The Annual Report to shareholders accompanies this Proxy Statement. The Company’s report to the Securities and Exchange Commission on Form 10-K for the Fiscal Year ended January 28, 2005 is available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.
By order of the Board of Directors,
Ross W. McCanless
Senior Vice President,
General Counsel & Secretary
Mooresville, North Carolina
April 15, 2005

APPENDIX A
Categorical Standards for Determination of Director Independence
      It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director. To assist the Board of Directors in making determinations of independence about relationships individual directors may have that are not covered by one of those “bright line” tests, the Board of Directors has adopted categorical standards for director independence that are set forth below.
* * *
      The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

A-1

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.
Definitions of Terms Used in these Categorical Standards

•	“Immediate Family Member” — includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B
LOWE’S COMPANIES, INC.
AMENDED AND RESTATED
DIRECTORS’ STOCK OPTION AND
DEFERRED STOCK UNIT PLAN

Page

ARTICLE I DEFINITIONS		B-1
1.01	Acceleration Date	B-1
1.02	Agreement	B-1
1.03	Award Date	B-1
1.04	Board	B-1
1.05	Change in Control	B-1
1.06	Code	B-2
1.07	Common Stock	B-2
1.08	Company	B-2
1.09	Deferral Account	B-2
1.10	Deferred Stock Unit	B-2
1.11	Deferred Stock Unit Agreement	B-2
1.12	Effective Date	B-3
1.13	Exchange Act	B-3
1.14	Expiration Date	B-3
1.15	Fair Market Value	B-3
1.16	Option	B-3
1.17	Option Agreement	B-3
1.18	Participant	B-3
1.19	Plan	B-3
1.20	Vesting Date	B-3
ARTICLE II PURPOSES		B-3
ARTICLE III ADMINISTRATION		B-4
ARTICLE IV ELIGIBILITY AND GRANTS		B-4
ARTICLE V STOCK SUBJECT TO PLAN		B-4
5.01	Shares Issued	B-4
5.02	Aggregate Limit	B-4
5.03	Reallocation of Shares	B-4
ARTICLE VI OPTION TERMS		B-4
6.01	Option Grant	B-4
6.02	Option Price	B-4
6.03	Maximum Option Period	B-5
6.04	Exercise	B-5
6.05	Merger, Dissolution	B-6
6.06	Minimum Exercise	B-6
6.07	Payment	B-6
ARTICLE VII DEFERRED STOCK UNIT TERMS		B-6
7.01	Grant	B-6
7.02	Vesting	B-6
7.03	Dividend Equivalent Credits	B-6
7.04	Distribution of Deferral Accounts	B-6
ARTICLE VIII GENERAL		B-7
8.01	Nontransferability	B-7
8.02	Limited Transferability	B-7
8.03	Status	B-7
8.04	Shareholder Rights	B-7
ARTICLE IX INDEMNIFICATION		B-7
ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK		B-8
ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		B-8
ARTICLE XII GENERAL PROVISIONS		B-8
12.01	Effect on Service	B-8
12.02	Unfunded Plan	B-8
12.03	Rules of Construction	B-9
ARTICLE XIII AMENDMENT		B-9
ARTICLE XIV DURATION OF PLAN		B-9
ARTICLE XV EFFECTIVE DATE OF AMENDED AND RESTATED PLAN		B-9

B-i

ARTICLE I
DEFINITIONS
1.01     Acceleration Date.
      Acceleration Date means the earlier of (i) the date that the Board approves a transaction or series of transactions which, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions which, if consummated, would result in a Change in Control.
1.02     Agreement.
      Agreement means an Option Agreement or a Deferred Stock Unit Agreement.
1.03     Award Date.
      Award Date means the date of the first Board meeting after each annual meeting of the Company’s shareholders during the term of this Plan.
1.04     Board.
      Board means the Board of Directors of the Company.
1.05     Change in Control.
      Change in Control means and includes the occurrence of any one of the following events:

(i) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Affiliate; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than sixty percent of the total voting power of (x) the corporation resulting from such

Reorganization or the corporation which as acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

1.06     Code.
      Code means the Internal Revenue Code of 1986, and any amendments thereto.
1.07     Common Stock.
      Common stock means the common stock of the Company.
1.08     Company.
      Company means Lowe’s Companies, Inc.
1.09     Deferral Account.
      Deferral Account means the individual bookkeeping account maintained by the Company for a Participant to record the Participant’s Deferred Stock Units awarded under the Plan.
1.10     Deferred Stock Unit.
      Deferred Stock Unit means a unit granted to a Participant by the Company in accordance with Section 7.01 or credited to the Participant’s Deferral Account in accordance with Section 7.03, with each such unit representing the right to receive one share of Common Stock.
1.11     Deferred Stock Unit Agreement.
      Deferred Stock Unit Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Deferred Stock Unit granted to such Participant.

1.12     Effective Date.
      Effective Date means the date this amended and restated Plan is effective as provided in Article XV.
1.13     Exchange Act.
      Exchange Act means the Securities Exchange Act of 1934, as amended.
1.14     Expiration Date.
      Expiration Date means, with respect to an Option granted under this Plan, the date that is seven years after the date on which such Option was granted.
1.15     Fair Market Value.
      Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Board may select.
1.16     Option.
      Option means a stock option which entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement as described in Article VI.
1.17     Option Agreement.
      Option Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.
1.18     Participant.
      Participant means a member of the Board who, on the applicable Award Date, is not an employee or officer of the Company and who participates in the Plan.
1.19     Plan.
      Plan means the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan.
1.20     Vesting Date.
      Vesting Date means May 15.
ARTICLE II
PURPOSES
      The Plan is intended (i) to assist the Company in recruiting and retaining directors and (ii) to provide a greater identity of interest between Participants and shareholders by enabling Participants to participate in the future success of the Company. The Plan is intended to permit the grant of Options and, after the Effective Date of this Plan, Deferred Stock Units to non-employee directors of the Company. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option granted under this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION
      The Plan shall be administered by the Board. The Board shall have authority to grant Options and Deferred Stock Units upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Option Agreements and Deferred Stock Unit Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any other power or authority of the Board. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement, Deferred Stock Unit or Option. All expenses of administering this Plan shall be borne by the Company.
ARTICLE IV
ELIGIBILITY AND GRANTS
      Each member of the Board who is not an employee of the Company shall be eligible to be a Participant in the Plan. Effective on and after the Effective Date of this Plan, the Board may grant Options or Deferred Stock Units to Participants in accordance with Section 6.01 or Section 7.01 of the Plan.
ARTICLE V
STOCK SUBJECT TO PLAN
5.01     Shares Issued.
      Upon the exercise of any Option the Company shall deliver to the Participant (or the Participant’s broker, if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.
5.02     Aggregate Limit.
      The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 500,000 shares, subject to adjustment as provided in Article X.
5.03     Reallocation of Shares.
      If an Option or Deferred Stock Unit is terminated, in whole or in part, for any reason other than the exercise of the Option or conversion of the Deferred Stock Unit to shares of Common Stock, the number of shares of Common Stock allocated to the Option or Deferred Stock Unit or portion thereof may be reallocated to other Options or Deferred Stock Units to be granted under this Plan.
ARTICLE VI
OPTION TERMS
6.01     Option Grant.
      On any Award Date for which the Board has elected to grant Options under the Plan, each Participant on such Award Date shall be granted an Option for 4,000 shares of Common Stock.
6.02     Option Price.
      The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value on the date the Option is granted.

6.03     Maximum Option Period.
      An Option granted under this Plan may not be exercised after the Expiration Date for such Option.
6.04     Exercise.
      (a) General. Except as provided in Sections 6.04(b) through (f), an Option granted under this Plan shall become exercisable with respect to one-third of the shares of Common Stock subject to the Option on each of the three Vesting Dates following the Award Date of the Option. Once an Option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the expiration of Participant’s rights under Sections 6.04(b) through (f). Once an Option has become exercisable it may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.
      (b) Exercise in the Event of Death. An Option granted under this Plan shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to Section 6.04(a), reduced by the number of shares for which the Option was previously exercised, in the event the Participant dies while a member of the Board and prior to the Expiration Date and prior to the termination of the Participant’s rights under Section 6.04(d) or (e). In that event the Option or Options may be exercised by the Participant’s estate, or the person or persons to whom the Participant’s rights under the Option or Options shall pass by will or the laws of descent and distribution. Participant’s estate or such persons may exercise the Option or Options during the remainder of the period preceding the Expiration Date.
      (c) Exercise in the Event of Disability. An Option granted under this Plan shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to Section 6.04(a), reduced by the number of shares for which the Option was previously exercised, if the Participant becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Code (“Permanently and Totally Disabled”) while a member of the Board and prior to the Expiration Date and prior to the termination of the Participant’s rights under Section 6.04(d) or (e). In that event, the Participant may exercise the Option or Options during the remainder of the period preceding the Expiration Date or within one year of the date he ceases to serve on the Board on account of being Permanently and Totally Disabled, whichever is shorter.
      (d) Exercise After Termination of Service. Except as provided in Sections 6.04(b), (c), and (e), an Option granted under this Plan shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant paragraph 6.04(a), reduced by the number of shares for which the Option was previously exercised, if the Participant ceases to be a member of the Board prior to the Expiration Date. In that event the Participant may exercise the Option or Options during the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to serve on the Board, whichever is shorter.
      (e) Exercise After Retirement. An Option granted under this Plan shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant to Section 6.04(a), reduced by the number of shares for which the Option was previously exercised, in the event of the Participant’s Retirement prior to the Expiration Date and prior to the termination of the Participant’s rights under Section 6.04(c) or (d). In that event the Participant may exercise this Option during the remainder of the period preceding the Expiration Date. For purposes of this Section 6.04(e), the term “Retirement” shall mean Participant’s voluntary termination of service as a member of the Board on or after the latest of (i) 90 days after Participant has provided written notice to the Company’s Secretary of the decision to retire, (ii) Participant’s attainment of age 60, and (iii) with respect to a particular Option, the date that is six months after the Award Date on which such Option was granted.
      (f) Exercise in the Event of an Acceleration Date. Notwithstanding any other provision of this Article VI, all outstanding Options previously granted under the Plan shall be exercisable, in whole or in part, on an Acceleration Date and shall remain exercisable thereafter for the periods specified in Sections 6.04 (b) through (e), or Section 6.05, as applicable.
6.05     Merger, Dissolution.
      Options previously granted under this Plan shall terminate on the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the property or more than fifty percent of the then outstanding shares of the Company. The preceding sentence to the contrary notwithstanding, Options shall not terminate to the extent that written provision is made for their continuance, assumption, or substitution by a successor employer or its parent or subsidiary in connection with a transaction described in the preceding sentence.
6.06     Minimum Exercise.
      An Option granted under this Plan may not be exercised for less than fifty shares of Common Stock unless it is exercised for the full number of shares that remain subject to the Option.
6.07     Payment.
      Payment of the Option price may be made in cash or a cash equivalent. Payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
ARTICLE VII
DEFERRED STOCK UNIT TERMS
7.01     Grant.
      On any Award Date for which the Board has elected to grant Deferred Stock Units under the Plan, each Participant on such Award Date shall be granted that number of Deferred Stock Units which shall be equal to $85,000 divided by the Fair Market Value of a share of Common Stock on such Award Date rounded up to the next 100 units. The Deferred Stock Units granted to a Participant shall be credited to a Deferral Account established and maintained in the name of such Participant on the books and records of the Company. Each Deferred Stock Unit granted under this Plan shall be evidenced by a Deferred Stock Unit Agreement with the Company which shall contain the terms and conditions of the Deferred Stock Unit and shall otherwise be consistent with the provisions of this Plan.
7.02     Vesting.
      Each Deferred Stock Unit granted in accordance with Section 7.01 shall be immediately one hundred percent (100%) vested in the Participant on the Award Date.
7.03     Dividend Equivalent Credits.
      The Company shall credit to a Participant’s Deferral Account within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s Common Stock, that number of additional Deferred Stock Units determined by dividing (a) the product of the total number of Deferred Stock Units credited to the Participant’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend by (b) the Fair Market Value of a share of Common Stock on such record date. All Deferred Stock Units credited to a Participant’s Deferral Account in accordance with this Section 7.03 shall be fully vested in such Participant.
      7.04     Distribution of Deferral Accounts. A Participant’s Deferral Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate, as soon as practicable following the date the Participant terminates service as a member of the Board. The form of payment shall be one share of the Company’s Common Stock for each Deferred Stock Unit credited to the Participant’s Deferral Account and cash for any fractional unit. Distribution of the Participant’s Deferral Account shall be made in a single sum payment of shares of Company Common Stock and cash for any fractional unit credited to the Deferral Account.
ARTICLE VIII
GENERAL
8.01     Nontransferability.
      Except as provided in Section 8.02, each Option or Deferred Stock Unit granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except as provided in Section 8.02, during the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option or Deferred Stock Unit shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
8.02     Limited Transferability.
      Section 8.01 to the contrary notwithstanding, an Option or Deferred Stock Unit may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or Deferred Stock Unit transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or Deferred Stock Unit during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or Deferred Stock Unit except by will or the laws of descent and distribution.
8.03     Status.
      The Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous service on the Board for purposes of this Plan.
8.04     Shareholder Rights.
      No Participant shall have any rights as a shareholder with respect to shares subject to an Option or Deferred Stock Unit until the date of exercise of such Option or the date the Participant receives shares of Common Stock in payment of the Deferred Stock Units credited to the Participant’s Deferral Account under the Plan.
ARTICLE IX
INDEMNIFICATION
      A Participant shall be entitled to a payment under this Article IX if (i) any benefit, payment, accelerated vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (ii) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold the Participant harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company shall pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code section 4999 with respect to benefits, payments, accelerated vesting and other rights under this Plan and any other plan or agreement and any income, self-employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article IX shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code Section 4999 excise tax is required to be filed with the Internal Revenue Service. Notwithstanding the foregoing, to the extent the terms of any other plan or agreement also require that a Participant be indemnified and held harmless from the application of Code Sections 280G and 4999, any such indemnification and the amount required to be paid to a Participant under this Article XI shall be coordinated so that such indemnification is paid only once, and the Company’s obligation under this Article XI shall be satisfied to the extent of any such other payment.
ARTICLE X
ADJUSTMENT UPON CHANGE IN COMMON STOCK
      The maximum aggregate number of shares that may be issued under the Plan, and the number of shares as to which Options and Deferred Stock Units may be granted under this Plan as of the applicable Award Date, and the terms of outstanding Options and Deferred Stock Units shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article X by the Board shall be final and conclusive.
      The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options and Deferred Stock Units may be granted or the terms of outstanding Options and Deferred Stock Units.
ARTICLE XI
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
      No Option shall be exercisable, no Common Stock shall be issued, and no certificates for shares of Common Stock shall be delivered under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when an Option is exercised or when a Deferred Stock Unit is converted to Common Stock may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, and no certificate for shares shall be delivered under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XII
GENERAL PROVISIONS

12.01	Effect on Service.
      Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the service of the Company or in any way affect any right and power of the Company to terminate the service of any individual at any time with or without assigning a reason therefor.

12.02	Unfunded Plan.
      The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the

Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03	Rules of Construction.
      Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
ARTICLE XIII
AMENDMENT
      The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article X), (ii) changes the class of individuals eligible to become Participants, (iii) expands the types of awards available under the Plan, (iv) materially extends the term of the Plan, (v) materially changes the method of determining the exercise price of an Option, (vi) deletes or limits any provisions regarding repricing of Options, or (vii) otherwise is considered a “material revision” pursuant to Securities and Exchange Commission Release No. 34-48108. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Deferred Stock Unit outstanding at the time such amendment is made. Notwithstanding the preceding, the Board may amend or modify the Plan to the extent necessary to cause the Plan to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986 (as amended by the American Jobs Creation Act of 2004) and any rules or regulations issued thereunder by the United States Department of the Treasury.
ARTICLE XIV
DURATION OF PLAN
      No Option or Deferred Stock Unit may be granted under this Plan after the Award Date in 2008. Options and Deferred Stock Units granted before that date shall remain valid in accordance with their terms.
ARTICLE XV
EFFECTIVE DATE OF AMENDED AND RESTATED PLAN
      Options and Deferred Stock Units may be granted under this amended and restated Plan upon its adoption by the Board, provided that no grant of Deferred Stock Units shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present.

Directions to The Park Hotel
From Charlotte Douglas International Airport:
Take airport freeway to Billy Graham Parkway South. Follow Billy Graham until the road name changes to Woodlawn Road. Cross 3 intersections (Old Pineville Road, South Boulevard and Park Road). Woodlawn becomes Runnymede at the intersection of Selwyn Avenue. Continue straight on Runnymede. At the second light turn right onto Colony Road. Turn right onto Roxborough Road. Turn right onto Rexford, and The Park Hotel is on the left.
From 1-85 North:
Take Billy Graham Parkway Exit #33. Follow Billy Graham until the road name changes to Woodlawn Road. Cross 3 intersections (Old Pineville Road, South Boulevard and Park Road). Woodlawn becomes Runnymede at the intersection of Selwyn Avenue. Continue straight on Runnymede. At the second light turn right onto Colony Road. Turn right onto Roxborough Road. Turn right onto Rexford, and The Park Hotel is on the left.
From 1-85 South:
Take Billy Graham Parkway Exit #33. Follow Billy Graham until the road name changes to Woodlawn Road. Cross 3 intersections (Old Pineville Road, South Boulevard and Park Road). Woodlawn becomes Runnymede at the intersection of Selwyn Avenue. Continue straight on Runnymede. At the second light turn right onto Colony Road. Turn right onto Roxborough Road. Turn right onto Rexford, and The Park Hotel is on the left.
From 1-77 South:
Take Exit #5, Tyvola Road and turn left at the end of the ramp. Continue on Tyvola Road. At the intersection of Park Road and Tyvola Road, cross Park Road, Tyvola becomes Fairview Road. Continue on Fairview. At Barclay Downs (Wachovia is on the left) turn left. Turn right at the light (second intersection) onto Morrison Boulevard. Turn left onto Coca-Cola Boulevard (first left). Turn right onto Rexford Road, and The Park Hotel is on the right.

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The Board of Directors recommends a vote “FOR ALL” nominees named in Proposal 1.					The Board of Directors recommends a vote “FOR” Proposals 2 and 3.
							FOR	AGAINST	ABSTAIN
1.	Election of Directors.				2.	Amendment to Directors’ Stock Option Plan.	☐	☐	☐
	Nominees:	(01) Robert A. Ingram, (02) Richard K. Lochridge, (03) Robert L. Johnson
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Accountants.	☐	☐	☐

	FOR ALL EXCEPT	☐
	NOTE: If you do not wish your shares voted “FOR” a particular nominee(s), mark the above box and write the number(s) of the nominee(s) on the line indicated.					In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature:___________________________ Date:_____________ Signature:___________________________ Date:_____________

DETACH HERE	ZLCI52

PROXY

LOWE’S COMPANIES, INC.

2005 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ross W. McCanless and Robert F. Hull, Jr. as Proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned on April 1, 2005, at the Annual Meeting of Shareholders to be held on May 27, 2005, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina or any adjournment thereof. The proxies are authorized to vote on such other business as may properly come before the meeting, utilizing their own discretion as set forth in the 2005 Notice of Annual Meeting and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, and “FOR” Proposals 2 and 3.

This card also constitutes voting instruction to State Street Bank and Trust Company, the Trustee of the Lowe’s 401 (k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401 (k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by a 401 (k) fiduciary committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET.

SEE REVERSE SIDE	CONTINUE ON THE REVERSE SIDE	SEE REVERSE SIDE